UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               TSUKUDA-AMERICA INC.
             (Exact name of registrant as specified in its charter)

                                    Indiana
                 (State or other jurisdiction of incorporation)

                                      1000
            (Primary Standard Industrial Classification Code Number)

                 CUSIP Number 898537-105 ISIN Number US8985371058

                                  26-4186552
                        (IRS Employer Identification No.)

                         519 East Interstate 30 Suite 248
                              Rockwall, TX 75087
                            Telephone 1-609-228-2031
   (Address and telephone number of registrant's principal executive offices)

                               Cassidy & Associates
                          9465 Counselors Row, Suite 200
                               Indianapolis, IN 46240
                Telephone 1-609-228-2031 Facsimile 1-609-228-2031
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the As soon as practicable after this Registration Statement is public: declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                       Accelerated Filer [ ]
Non-accelerated filer [ ]                         Smaller reporting company [ ]
(Do not check if a Smaller reporting company)


                         CALCULATION OF REGISTRATION FEE
===============================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum        Maximum
 Securities                            Offering       Aggregate      Amount of
   to be           Amount to be       Price Per       Offering     Registration
 Registered         Registered         Share (1)        Price          Fee (2)
-------------------------------------------------------------------------------
Common Stock,
Shares              3,000,000           $0.20          $600,000        $33.48
===============================================================================
(1) This is an initial offering and no current trading market exists for our common stock. The offering price was arbitrarily determined by Tsukuda-America Inc.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

THE PURCHASE OF THE SECURITIES BEING OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 4 THROUGH 9 BEFORE BUYING ANY SHARES OF TSUKUDA-AMERICA INC.'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED MARCH **, 2009


                               TSUKUDA-AMERICA INC.

                                   PROSPECTUS

                                   ----------
                                3,000,000 SHARES
                         COMMON STOCK AT $0.20 PER SHARE
                                   ----------

This is the initial offering of common stock of Tsukuda-America Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 3,000,000 shares of common stock at a price of $0.20 per share. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer and/or director will attempt to sell the shares.

There is no minimum amount of shares the Company must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement.

All funds received will be immediately available for use by us, and such funds will not be placed in an escrow or similar account. There are no minimum purchase requirements.

This Prospectus will permit our officer and/or director to sell the shares directly to the public with no commission or other remuneration payable to him for any shares he may sell. Our officer and/or director will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

However, there is no assurance we will be able to do so.

The shares will be offered at a price of $0.20 per share for a period of two hundred and forty (240) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering will end on _____________________, 200__ (date to be inserted in a subsequent amendment).

                 Offering Price                            Proceeds to Company
                   Per Share           Commissions           Before Expenses
                   ---------           -----------           ---------------

Common Stock          $0.20           Not Applicable             $600,000

Total                 $0.20           Not Applicable             $600,000

Tsukuda-America Inc. is an exploration stage company and currently has no operations. There is a high degree of risk involved with any investment in the shares offered herein. You should only purchase shares if you can afford a loss of your entire investment. Our independent auditor has issued an audit opinion for Tsukuda-America Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange. Further, there is no assurance that a trading market for our securities will ever develop.





                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
SUMMARY OF PROSPECTUS                                                        5
     General Information                                                     5
     The Offering                                                            6
RISK FACTORS                                                                 6
     Risks Associated with our Company                                       6
     Risks Associated with this Offering                                    10
USE OF PROCEEDS                                                             12
DETERMINATION OF OFFERING PRICE                                             12
DILUTION                                                                    12
PLAN OF DISTRIBUTION                                                        14
     Offering will be Sold by Our Officer and Director                      14
     Terms of the Offering                                                  14
     No Escrow of Offering Proceeds                                         14
     Procedures and Requirements for Subscribing                            15
DESCRIPTION OF SECURITIES                                                   15
INTEREST OF NAMED EXPERTS AND COUNSEL                                       16
DESCRIPTION OF OUR BUSINESS                                                 16
     General Information                                                    16
     Competition                                                            27
     Bankruptcy or Similar Proceedings                                      27
     Reorganization, Purchase or Sale of Assets                             27
     Compliance with Government Regulation                                  27
     Patents, Trademarks, Franchises, Concessions, Royalty
      Agreements or Labor Contracts                                         27
     Need for Government Approval for Its Products or Services              27
     Research and Development Costs during the Last Two Years               27
     Employees and Employment Agreements                                    27
DESCRIPTION OF REAL ESTATE PROPERTY                                         28
LEGAL PROCEEDINGS                                                           28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                    28
REPORT TO SECURITY HOLDERS                                                  29
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                   29
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                34
EXECUTIVE COMPENSATION                                                      35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              38
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES                                                 38
AVAILABLE INFORMATION                                                       38
FINANCIAL STATEMENTS                                                        38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE                                         39



                               TSUKUDA-AMERICA INC.
                        519 East Interstate 30 Suites 248
                              Rockwall, TX 75087

                             SUMMARY OF PROSPECTUS

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, WE, US,OUR, THE COMPANY, TSUKUDA, AND TSUKUDA-AMERICA REFER TO TSUKUDA-AMERICA INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

GENERAL INFORMATION ABOUT OUR COMPANY

Tsukuda-America Inc. was incorporated in the State of Indiana on February 4, 2009 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We is an exploration stage company with no revenues or operating history? The principal executive offices are located at 519 East Interstate 30 Suite 248, Rockwall, TX 75087. The telephone number is (609) 228-2031.

We received our initial funding of $10,000 through the sale of common stock to our officer and director, Mr. Petros, who purchased 10,000,000 shares of our common stock at $0.001 per share on February 4, 2009. Our financial statements from inception (February 4, 2009) through February 28, 2009 report a net loss of ($5,745) and no revenues. Our independent auditor has issued an audit opinion for Tsukuda-America Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We currently own a 100% undivided interest in a mineral property, the Gold Nugget 1 Mineral Claim. The Gold Nugget 1 consists of an area of 160 acres located in the Jicarilla Mountains Area, Lincoln County, New Mexico. Title to the Gold Nugget 1 is held by Tsukuda-America Inc. Our plan of operation is to conduct mineral exploration activities on the property in order to assess whether it contains mineral deposits capable of commercial extraction.

We have not earned any revenues to date and we do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our property. Moreover, if such deposits are discovered, there is no guarantee that we will enter into further substantial exploration programs.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities are not liquid.


THE OFFERING

The Issuer:                Tsukuda-America Inc.

Securities Being Offered:  3,000,000 shares of common stock.

Price per Share:           $0.20

Offering Period:           The shares are offered for a period not to exceed
                           240 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds:                $600,000

Securities Issued
 and Outstanding:          3,000,000 shares of common stock were issued and
                           outstanding as of the date of this prospectus.

Registration Costs:        We estimate our total offering registration costs
                           to be $11,000.

Risk Factors:              See "Risk Factors" and the other information in
                           this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this entire prospectus before investing in our common stock. If any of the following risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date could decline due to any of these risks. This could result in you losing all or part of your investment.

RISKS ASSOCIATED WITH OUR COMPANY

WE ARE AN EXPLORATION STAGE COMPANY, BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIMS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on February 4, 2009 and to date have been involved primarily in organizational activities and the acquisition of the mineral claims. We have not yet commenced exploration on the Gold Nugget 1. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if mineral production is not forthcoming from the claims, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.


WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. AS A RESULT, OUR ACCOUNTANT BELIEVES THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of ($5,755) for the period from our inception on February 4, 2009 to February 28, 2009, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern.
Weinberg & Company P. A. our independent auditor, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our auditor's comments when determining if an investment in Tsukuda-America Inc. is appropriate.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

We are an exploration stage company with no revenues or operating activities. Our current operating funds are less than necessary to complete the intended exploration program on our mineral claims; as of February 28, 2009, we had cash in the amount of $4,255. We will need the funds from this offering to complete our business plan; without them our business will likely fail.

BECAUSE OF THE UNIQUE DIFFICULTIES AND UNCERTAINTIES INHERENT IN MINERAL EXPLORATION VENTURES, WE FACE A HIGH RISK OF BUSINESS FAILURE.

You should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The Gold Nugget 1 does not contain a known body of any commercial minerals and, therefore, any program conducted on the Gold Nugget 1 would be an exploratory search of any minerals. There is no certainty that any expenditures made in the exploration of the Gold Nugget 1 will result in discoveries of any commercial quantities of minerals. Most exploration projects do not result in the discovery of commercially mineable mineral deposits. Problems such as unusual or unexpected formations and other conditions are common to mineral exploration activities and often result in unsuccessful exploration efforts. If the results of our exploration program do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration. Our ability to acquire additional claims will be dependent upon our possessing adequate capital resources when needed. If no funding is available, we may be forced to abandon our operations.

WE HAVE NO KNOWN MINERAL RESERVES AND IF WE CANNOT FIND ANY, WE MAY HAVE TO CEASE OPERATIONS.

We have no mineral reserves. If we do not find any commercially exploitable mineral reserves or if we cannot complete the exploration of any mineral reserves, either because we do not have the money to do so or because it is not economically feasible to do so, we may have to cease operations and you may lose your investment. Mineral exploration is highly speculative. It involves many risks and is often non-productive. Even if we are able to find mineral reserves on our property our production capability will be subject to further risks including:

     - The costs of bringing the property into production including exploration work, preparation of production feasibility studies, and construction of production facilities, all of which we have not budgeted for;
     -    The availability and costs of financing;
     -    The ongoing costs of production; and
     -    Risks related to environmental compliance regulations and restraints.

The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the lack of milling facilities and processing equipment near the Gold Nugget 1, and other factors such as government regulations, including regulations relating to allowable production, the importing and exporting of minerals, and environmental protection.

Given the above noted risks, the chances of our finding and commercially exploiting reserves on our mineral properties are remote and funds expended on exploration will likely be lost.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no insurance to cover against these hazards. The payment of such liabilities may result in our inability to complete our planned exploration program and/or obtain additional financing to fund our exploration program.

AS WE UNDERTAKE EXPLORATION OF OUR MINERAL CLAIMS, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the State of New Mexico as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

   (a)  Water discharge will have to meet drinking water standards;
   (b)  Dust generation will have to be minimal or otherwise re-mediated;
   (c) Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;
   (d) An assessment of all material to be left on the surface will need to be environmentally benign;
   (e)  Ground water will have to be monitored for any potential contaminants;
   (f) The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be remediated; and
   (g) There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. If remediation costs exceed our cash reserves we may be unable to complete our exploration program and have to abandon our operations.

BECAUSE OUR SOLE OFFICER AND/OR DIRECTOR DOES NOT HAVE ANY FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our sole officer and director has no formal training as a geologist or in the technical aspects of management of a mineral exploration company. His prior business experiences have primarily been in project management, budgeting, and land procurement. With no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

BECAUSE OUR CURRENT OFFICER/DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our officer/director, currently devotes approximately 20 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

THERE IS A RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves. We have a geological report detailing previous exploration in the area and the claim has been staked per New Mexico regulations. However, there is the possibility that previous work conducted was not carried out properly and our claim does not contain any reserves, resulting in any funds spent on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE GOLD NUGGET 1 CLAIM, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose any investment you make in this offering.

IF ACCESS TO OUR MINERAL CLAIMS IS RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

The claim block covers gently rolling to moderately rugged topography ranging in elevation from 6600-7200 feet. Elevations in the area are 6780-6900 feet. Vegetation is sparse, consisting of scattered juniper trees with grass and rare small cactus ground cover. The Gold Nugget 1 is located approximately 16 miles northeast of the town of Carrizozo, NM. It may be reached by driving 12 miles north from Carrizozo on paved State Highway 54 to a dirt road turn-off to the east. This road leads to the Gold Nugget 1 located 4 miles from the highway.

The climate of the area is amenable to year-round operations. Summer temperatures reach 95 degrees and winter temperatures may drop below freezing with brief periods of snow. It is expected that a potential mining operation on the property would not encounter difficulties with securing permits from government agencies. The property is currently is not supplied with power and telephone service. Water for a mining operation will probably only be available from wells drilled on the property. The gently rolling terrain in the area of the Gold Nugget 1 should provide acceptable locations for plant sites and waste and tailings disposal.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY ORE WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

Our success will be dependent on the growth of demand for ores. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULES 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934 and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officer/director, who will receive no commissions? Mr. Petros will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-The-Counter Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filing with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet his filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Tsukuda-America Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

THERE ARE NO MINIMUM AMOUNT OF SHARES THE COMPANY MUST SELL

The offering will be sold by our officers and directors acting as agents on a best efforts basis. There is no minimum amount of shares the Company must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement. All funds received will be immediately available for use by us, and such funds will not be placed in an escrow or similar account. There are no minimum purchase requirements.

UPON PURCHASING SHARES IN OUR COMPANY, YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (10,000,000 shares) will be increased by $0.04648 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.20 per share to $0.04648 per share). As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.04648 per share, reflecting the $0.20 per share paid for their shares.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $11,000 cost of this registration statement to be paid from existing cash on hand. If necessary, our director, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

THE DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING
SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING, HE WILL OWN 77 % OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Mr. Petros' share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act which will restrict his ability to sell his shares.

                                USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this offering will be $600,000. Should net proceeds received be any amount less then $600,000 the proceeds will be disbursed in a percentage equal to the category planned below. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering:

                                                   Planned Expenditures Over
             Category                                 the Next 12 Months
               --------                                 ------------------
     Phase 1 Exploration Program                            $ 80,000
     Phase 2 Exploration Program                            $ 90,000
     Legal and Accounting                                   $ 90,000
     Administrative                                         $ 40,000
     Mining Equipment                                       $200,000
     Operation Reserve                                      $100,000
                                                            --------
     TOTAL PROCEEDS TO COMPANY                              $600,000
                                                            ========

If necessary, our director has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately-held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of February 28, 2009, the net tangible book value of our shares was $4,255 or $0.00042 per share, based upon 10,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering, other than that resulting from the sale of the shares and receipt of the total proceeds of $600,000.00, the net tangible book value of the 13,000,000 shares to be outstanding with our current cash will be $604,255.00 or approximately $.04648 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (10,000,000 shares) will be increased by $0.04605 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.20 per share to $0.04648 per share). As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.04605 per share, reflecting the $0.001 price per share Mr. Petros paid for his shares. After completion of the offering, the existing shareholder will own 77.0% of the total number of shares then outstanding, for which he will have made an investment of $10,000.00 or $.001 per share. Upon completion of the offering, the purchasers of these shares offered hereby will own 23.0% of the total number of shares then outstanding, for which they will have made cash investment of $600,000.00, or $0.20 per share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price Per Share                         $.20000
     Net Tangible Book Value Prior to this Offering          $.00042
     Net Tangible Book Value After Offering                  $.04648
     Immediate Dilution per Share to New Investors           $.15352

The following table summarizes the number and percentages of shares purchased, the amount and percentage of consideration paid, and the average price per share paid by our existing stockholder and by new investors in this offering:

                                      Total
                        Price       Number of      Percent of    Consideration
                      Per Share    Shares Held     Ownership         Paid
                      ---------    -----------     ---------         ----
   Existing
   Shareholder          $.001      10,000,000         77.0          $ 10,000
   Investors in this
   Offering             $.200       3,000,000         23.0          $600,000


                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND/OR DIRECTOR

This is a self-underwritten offering. This prospectus permits our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to his for any shares he may sell. There are no plans or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer/director will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer/director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

   a. Our officer/director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,
   b. Our officer/director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transaction in securities; and
   c. Our officer/director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
   d. Our officer/director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a) (4)(iii).

Our officer/director, control person and affiliate of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.20 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and will continue for a period of 240 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

NO AMOUNT WILL BE ESCROW AND NO MINIMUM AMOUNT OF SHARES THE COMPANY MUST SELL.

The offering will be sold by our officers and directors acting as agents on a best efforts basis. There is no minimum amount of shares the Company must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement. All funds received will be immediately available for use by us, and such funds will not be placed in an escrow or similar account. There are no minimum purchase requirements.


PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe to any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank money order made payable to Tsukuda-America Inc. Subscriptions, once received by the company, are irrevocable.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share. As of February 28, 2009, there were 10,000,000 shares of our common stock of our common stock issued and outstanding that was held of record by one (1) registered stockholder.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) is entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Indiana for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holder of more than 50% of such outstanding shares, voting for the election of director, can elect all of the directors to be elected, if he so chooses, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 77.0 % of the outstanding shares. (See "Dilution").

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The Law Office of Cassidy & Associate has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. Mr. Cassidy 's consent is attached to this prospectus as an exhibit.

WEINBERG & COMPANY, P.A. an independent certified public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report and has presented its report with respect to our audited financial statements. The report is included in reliance upon their authority as experts in accounting and auditing, and his consent is attached to this prospectus as an exhibit.

Charlotte Anderson, BA P. Geo. is the consulting geologist. Ms. Anderson is a consulting geologist in the Geological Section and is a member in good standing of the University of San Diego of Professional Geoscientists in Hemet, California. Ms. Anderson's consent is attached to this prospectus as an exhibit.

                           DESCRIPTION OF OUR BUSINESS
GENERAL INFORMATION

Tsukuda-America Inc. was incorporated in Indiana on February 4, 2009 to engage in the business of acquisition, exploration and development of natural resource properties. John Petros was appointed sole officer/director of the company and the Board voted to seek capital and begin development of our business plan. We received our initial funding of $10,000 through the sale of common stock to Mr. Petros who purchased 10,000,000 shares of our Common Stock at $0.001 per share on February 4, 2009.

We are an exploration stage company with no revenues or operating history. We currently own a 100% undivided interest in the Gold Nugget 1 Claim located in Lincoln County, New Mexico that we call the "Gold Nugget 1." We intend to conduct mineral exploration activities on the Gold Nugget 1 in order to assess whether it contains any commercially exploitable mineral reserves. Currently there are no known mineral reserves on the property. We have not earned any revenues to date, and our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report prepared by Charlotte Anderson, P. Geo. dated February 07, 2009.

There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of silver, gold and other minerals. The Gold
Nugget 1 consists of eight contiguous, located, placer mineral claims, comprising a total of 160 acres and lies in the central part of New Mexico in the Jicarilla Mountains Area, Lincoln County, New Mexico. The region is known for its historic production of placer and lode silver and gold. If our claims do not contain any reserves, all funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposit exist on our mineral claims, that we will discover commercially exploitable levels of mineral resources on our property, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mineral claims possess commercially exploitable mineral deposits. If our claims do not contain any reserves, all funds that we spend on exploration will be lost.


ACQUISITION OF THE GOLD NUGGET 1 CLAIM

In February, 2009, we purchased a 100% undivided interest in the Gold Nugget 1 Claim for a price of $5,000 ($2,500 for the claims and $2,500 for the geology report). The claims are staked and recorded in the name of Tsukuda-America Inc. and are in good standing until September 1, 2010.

We engaged Charlotte Anderson, BA P. Geo. to prepare a geological evaluation report on the Gold Nugget 1. Ms. Anderson is a consulting professional geologist in the Geological Section and is a member in good standing of the San Diego of Professional Geoscientists in Hemet, California. Ms. Anderson attended the University of San Diego and holds a Bachelor of Science degree in geology.

The work completed by Ms. Anderson in preparing the geological report consisted of a review of geological data from previous exploration within the region. The acquisition of this data involved the research and investigation of historical files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims.

We received the geological evaluation report on the Gold Nugget 1 entitled "Review and Recommendations, Gold Nugget 1 Claim, Jicarilla Mountain Area, Lincoln County, New Mexico, USA" prepared by Ms. Anderson on February 07, 2009. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims. The description of the Gold Nugget 1 provided below is based on Ms. Anderson's report.



   [MAP SHOWING THE PROPERTY LOCATION IN THE JICARILLA MOUNTAIN RANGE]

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

In addition to the state regulations, federal regulations require a yearly maintenance fee to keep the claims in good standing. In accordance with Federal regulations, the Gold Nugget 1 is in good standing to September 1, 2010. A yearly maintenance fee of $125 is required to be paid to the Bureau of Land Management prior to the expiry date to keep the claims in good standing for an additional year.

GLOSSARY

(Specific to the Report on the Gold Nugget 1 Claim, by
Charlotte Anderson, BA P. Geo., Consulting Geologist dated February 07, 2009)

   AEROMAGNETIC SURVEY - a magnetic survey conducted from the air normally using a helicopter or fixed-wing aircraft to carry the detection instrument and the recorder. Total intensity magnetic field of the earth is recorded in gamma units relative to an arbitrary datum.

   ALLUVIAL - unconsolidated sediments that are carried and hence deposited by a stream or river. In the southwest USA most in filled valleys often between mountain ranges were deposited with alluvium.

   ANDESITIC TO BASALTIC COMPOSITION - a range of rock descriptions using the chemical make-up or mineral norms of the same.

   APHANITIC - fine grained crystalline texture.

   BLIND-BASIN - a basin practically closed off by enveloping rock exposures making the central portion of unconsolidated alluvial basin isolated.

   COLLUVIUM - loose, unconsolidated material usually derived by gravitational means, such as falling from a cliff or scarp-face and often due to a sort of benign erosion such as heating and cooling in a desert environment.

   DESERT WASH - out-wash in dry (desert) or arid areas of colluviums or alluvial material accumulated on the sides of valleys or basin channels by often irregular and violent water flow, i.e. flash floods.

   ELONGATE BASIN - a longer than wide depression that could be favorable to in-filling by material from adjacent eroding mountains.

   FORMATION - the fundamental unit of similar rock assemblages used in stratigraphy.

   INTERMONTANE BELT - between mountains (ranges), a usually longer than wide depression occurring between enclosing mountain ranges that supply the erosional material to infill the basin.

   Km - Mancos Shale divided into upper and lower Gallup Sandstone.

   LODE MINERAL CLAIM (NEW MEXICO) - with a maximum area contained within 1500' long by 600' wide = 20.66 acres.

   OVERBURDEN OR DRIFT COVER - any loose material which overlies bedrock.

   PAT- Artesia Group forming broad south southeast trend.

   PLACER MINERAL CLAIM (NEW MEXICO) - with a maximum area contained within 20 acres.

   PLAGIOCLASE FELDSPAR - a specific range of chemical composition of common or abundant rock forming silicate minerals.

   PLAYA - the lowest part of an intermontane basin which is frequently flooded by run-off from the adjacent highlands or by local rainfall.

   PLUTONIC, IGNEOUS OR INTRUSIVE ROCK - usually a medium to coarser grain sized crystalline rock that generally is derived from a sub-surface magma and then consolidated, such as in dykes, plugs, stocks or batholiths, from smallest to largest.

   PORPHYRITIC IN AUGITE PYROXENE - Large porphyroblasts or crystals of a specific rock-forming mineral, i.e. augite occurring within a matrix of finer grained rock-forming minerals.

   QUARTERNARY - the youngest period of the Cenozoic era.

   SNOW EQUIVALENT - Approximately 1" of precipitation (rain) = 1' snow.

   SYENITE - Coarse grained, alkalic, low in quartz intrusive rock.

   TI - Tertiary intrusive rocks of intermediate to silicic composit.

   TRACHYTE - fine grained or glassy equivalent of a syenite.

   VOLCANICLASTIC - Angular to rounded particles of a wide range of size within (a welded) finer grain-sized matrix of volcanic origin.

DESCRIPTION OF PROPERTY

The property owned by Tsukuda-America Inc., on which the net proceeds of the offering will be spent, is the Gold Nugget 1 Claim which is comprised of eight contiguous claims totaling 160 acres, located in the Jicarilla Mountain Area, Lincoln County, New Mexico, USA.

The Gold Nugget 1 is located approximately 16 miles northeast of the town of Carrizozo, NM. It may be reached by driving 12 miles north from Carrizozo on paved State Highway 54 to a dirt road turn-off to the east. This road leads to the Gold Nugget 1 located 4 miles from the highway.

The claims were recorded with the County and the Bureau of Land Management. Prior to September 1, 2010, we will be required to make a filing that discloses our intent to do field work and record it as assessment work with the Bureau of Land Management, Santa Fe, New Mexico.



                        [MAP SHOWING THE GOLD NUGGET 1 LOCATION]

CLIMATE AND GENERAL PHYSIOGRAPHY

The claim block covers gently rolling to moderately rugged topography ranging in elevation from 6600-7200 feet. Elevations in the area are 6780-6900 feet. Vegetation is sparse, consisting of scattered juniper trees with grass and rare small cactus ground cover. The Gold Nugget 1 is located approximately 16 miles northeast of the town of Carrizozo, NM. It may be reached by driving 12 miles north from Carrizozo on paved State Highway 54 to a dirt road turn-off to the east. This road leads to the Gold Nugget 1 located 4 miles from the highway.

The climate of the area is amenable to year-round operations. Summer temperatures reach 95 degrees and winter temperatures may drop below freezing with brief periods of snow. It is expected that a potential mining operation on the property would not encounter difficulties with securing permits from government agencies. The property is currently is not supplied with power and telephone service. Water for a mining operation will probably only be available from wells drilled on the property. The gently rolling terrain in the area of the Gold Nugget 1 should provide acceptable locations for plant sites and waste and tailings disposal.

The physiography of the Gold Nugget 1 is moderately sloping terrain that occurs on the North South flank of a steep mountainous hill. Much of this area with many broad open valleys and spiney mountain ridges hosts sagebrush and other desert plants on the low hill slopes. Juniper and pinon growing above 6,500' with pinon becoming more dominant at higher elevations. The area is arid to semi-arid. Many intermittent, old south draining water courses traverse the area, but surface water is very scarce and potable surface water does not occur. Drilling water would have to be trucked in from Silver Peak. Mining holds an historical and contemporary place in the development and economic well being of the area.


INFRASTRUCTURE

The Town of Carrizozo offers much of the necessary amenities required to base and carry-out an exploration program (accommodations, communications, equipment and supplies). Larger or specialized equipment can be acquired in the City of Las Cruces lying 125 miles by paved road (US Highway 54) to the south of Carrizozo.

Infrastructure such as highways and secondary roads, communications, accommodations and supplies that are essential to carrying-out an exploration program are at hand in the Jicarilla Mountain areas.

PROPERTY HISTORY

Lincoln County has produced around 200,000 ounces of gold, mostly from placer and lode sources.

JICARILLA MOUNTAINS

This is an area near the village of White Oaks northeast of Carrizozo. The placers have been worked almost continuously since 1850 to the present. All of the operations have been small scale, one man type operations. Water is scarce and there is a lot of overburden to remove before any gold is found. However, it is estimated that there is considerable gold here and believe that all of it will be gotten by small scale methods. The estimated production is around 15,000 ounces. Much of the area is claimed and active. Most of the placer operations took place in Ancho, Rico, Spring and Warner Gulches.

White Oaks Area

This general area has reported nearly 90% of Lincoln County production. The area that gold can be found is 16 miles north and east of Carrizozo in the Jicarilla Mountains. Placer gold was reportedly mined here before 1860, but little production has been mentioned since. The mines closed during the 1930s. Most of the placer mining was done in Baxter and White Oaks Gulch and the tributaries to these gulches. Lincoln County has yielded a variety of metals and minerals: gold, coal, iron, lead, copper, zinc, fluorite, bastnaesite, gypsum, tungsten. In addition, deposits of molybdenum, thorium, uranium, and manganese are known, although no significant production has been recorded.

The Jicarilla Mountain White Oaks district produced almost $3 million in gold from the time of its discovery in 1879 until shortly after the turn of the century. This district was the leading producer for the entire county. The Nogal and Gallinas districts produced significant amounts of metals during the late 1800s and early 1900s. Lesser districts, such as the Oscuro, Jicarilla, and Schelerville, have produced gold, copper, and other metals intermittently in the past. Mining was revived during WW II and later years to produce iron, fluorspar, and bastnaesite in previously known districts, but mining is now practically at a standstill. The total recorded production for Lincoln County to date is estimated at approximately $5.5 million.

REGIONAL GEOLOGY

The Gold Nugget 1 is located at the most prominent structural intersection in New Mexico within perhaps the greatest exposed concentration of Tertiary intrusions in New Mexico and is apparently underlain by a large mafic or ultramafic intrusion (Figs. 4, 5). The structural intersection is formed by the north-south-trending axis of the Pedernal uplift-Mescalero arch and the east-west trending Capitan lineament. In the south, the Pedernal-Mescalero axis closely parallels the Sacramento uplift, an east-tilted fault block with evidence of at least three periods of deformation (Precambrian to late Tertiary), and in the north it closely parallels a series of faults and folds in the Picuris-Pecos trend. The Pedernal-Mescalero structural zone coincides generally with a belt of crustal thickening and alkalic intrusions that marks the boundary between the tectonically active Rio Grande Rift (a branch of the Basin and Range) and Rocky Mountains on the west and the tectonically stable Great Plains on the east.

The Pedernal-Mescalero axis appears to be offset approximately 10 miles across the Capitan lineament. The Capitan lineament is a well defined basement fracture and magmatic zone that may be traced for over 300 miles from Socorro, NM into western Texas; in the area of the Gold Nugget 1 Claim the lineament is reflected by the Capitan pluton.

The Tertiary intrusions form the Lincoln County porphyry belt that includes at least 11 stocks and laccoliths. The east-west elongate, 20 mile-long Capitan pluton is a Miocene (26.5 Ma) aplite (granitic) laccolith that plunges westerly and underlies the Gold Nugget 1 Claim. Thompson (1991) concluded that magmas in the porphyry belt were generated from both lower crustal and upper mantle sources and McLemore (1991) concluded that a diversity of mineral deposit types in the Gold Nugget 1 region resulted from several different complex magmatic fractionation and differentiation events. These anomalies cover an area of over 270 square miles, show northerly and easterly structural trends, and are interpreted as reflecting a large mafic or ultramafic intrusion that underlies the Lincoln County porphyry belt and the Gold Nugget 1 Claim. It is possible that Au-Pt-bearing hydrothermal fluids that formed the Gold Nugget 1 Claim were differentiates from this buried mafic or ultramafic intrusion. The Gold
Nugget 1 Au-Pt Claim is one of 16 Au-Ag-bearing occurrences in a 300-mile-long, north-south trending belt that traverses New Mexico within the Rio Grande Rift. McLemore (2001) has termed these occurrences Great Plains Margin deposits, has described the similarities between them, and has classified them as a distinct hydrothermal type located near Oligocene-Miocene (38-23 Ma) intrusions.


                       [MAP SHOWING THE REGIONAL GEOLOGY]

LOCAL GEOLOGY

The local geology within the Jicarilla Mountain area appears to be represented by the older meta-sedimentary contacting with the younger Jurassic aged intrusive rock units. The youngest Post Plutonic assemblage occurs about the older rock units. Thrust faulting is evident in the area and may offer exploration potential.

Tertiary age volcano-sediments and ash fall tuff units are abundant on the west side of the Jicarilla Mountains. Much of the area has very young unconsolidated cover on the flanks of many of the hills and older stream courses.

PROPERTY GEOLOGY AND MINERALIZATION

The Gold Nugget 1 Claim is located within a north-south-trending belt approximately 20 miles in width and 300 miles in area which is underlain by Permian limestone and lesser quartz sandstone. These sedimentary rocks crop out intermittently between the bold outcrops of the Miocene Capitan aplite intrusion to the east and rhyolitic volcanics and lesser interbedded basaltic volcanics and conglomerate to the west.

The rhyolites are dominantly ash-flows and appear to be the extrusive equivalents of the aplite intrusion. Both the aplite and the rhyolites are unusually iron-rich; disseminations of limonite/goethite (original hematite) occur to some extent in most outcrops of these rocks. It is possible that the iron-rich composition of these rocks reflects crystallization from magmas that originated by differentiation from mafic/ultramafic magmas at depth; as noted above, coincident aeromagnetic and gravity anomalies in the region suggest deep mafic/ultramafic compositions.

The Gold Nugget 1 Claim is exposed in an open stream and outcrops within a 1250 foot area.

The most striking characteristic of the Gold Nugget 1 Claim is the ubiquitous and commonly abundant presence of hematite, oxidized to limonite or goethite on surface. Hematite occurs as a primary constituent in all skarn assemblages and as post-skarn fracture-fillings, stockworks, brecciafillings, and replacements with calcite in skarn, limestone, sandstone, and aplite.

Precious metals in the deposit appear to correlate with the presence of hematite-calcite: higher gold/platinum values generally occur in both surfaces with higher percentages of hematite.

DEPOSIT TYPE

The deposit types that are found occurring in the regional area and the more localized areas vary considerably. Silver and gold quartz veins predominate at Jicarilla Mountain Area. Some of the most productive veins represent the silicification and replacement of sheeted zones of trachyte that was originally marked by close-set parallel fractures, but not faulting. Base metal deposits are more commonly of interest now than in the past and may be sought in the general area. The industrial mineral barite that is observed to occur either in vein or bedded types have been recognized in close proximity to the mineral claim area.

The base and precious metal deposit types that historically predominate in the general area is as the copper-gold or copper-molybdenum porphyry occurrences with peripheral base and precious metal occurrences as veins and/or contact zones of mineralization.

Geophysical techniques may be most effective in the covered areas as a follow-up to prospecting and MMI soil sampling of the Phase 1 program.

EXPLORATION

GEOPHYSICS OF THE GOLD NUGGET 1 MINERAL CLAIMS

The aeromagnetic results shown are from a survey after U.S.G.S. map GP-753.

The Gold Nugget 1 is seen to lie in an area of consistent center of New Mexico aeromagnetic trend. The moderately strong changes in gradient of the aeromagnetic contours in the claim area suggests changes that may be related to fault contacts and underlying intrusive activity. In this area, ground geophysical surveys may add more detail to our understanding of the possible potential of the mineral claims.

                               [AEROMAGNETIC MAP]

GEOCHEMISTRY OF THE GOLD NUGGET 1 CLAIM

To the best of our consulting geologist's knowledge, the Gold Nugget 1 has not undergone any detailed ground exploration work including soil geochemistry which may have usefulness in this area. Although much surface hand trenching has been performed in both the regional and local areas, the consulting geologist favors some mobile metal ion (MMI) soil sampling and very selective, total digestion method followed by a sensitive trace element analyses.

DRILLING

No drilling appears to have taken place on the area covered by the Gold Nugget 1 Claim.

SAMPLE METHOD AND APPROACH

Standard sampling methods are utilized, for example a rock sample would be acquired from the rock exposure with a hammer. The sample will be roughly 2"x2"x2" of freshly broken material. The sample grid location correlated with global positioning system (GPS) location will be marked in the logbook after a sample number has been assigned. The sample number would be impressed on an aluminum tag and on a flagging that will be affixed at the sample site for future location.

RESULTS

As exploration work could be conducted and assessed, a decision would be made as to its importance and priority. The next phase of work will be determined by the results from the preceding one. At this point, it is necessary to suggest that a three phase exploration approach be recommended.

SAMPLE PREPARATION, ANALYSES AND SECURITY

Our rock exposure samples would be taken with known grid relationships that have been tied-in with a hand held global positioning system (GPS).

The samples would be in the possession of the field supervisor of the exploration project.

The relatively new and proprietary digestive method called mobile metal ions
(MMI) may be very useful in our exploration. The samples in the desert climates are taken consistently from between 4" and 8" in the material below the organic zone. The samples undergo selective digestion with subsequent analyses for the chosen metal package, but most likely the standard multi-element package with gold would be undertaken. The cost of taking the MMI sample and the analyses are more expensive than the standard soil sampling method, but some studied results have been encouraging. All analyses and assaying will be carried-out in a certified laboratory.

DATA VERIFICATION

Previous exploration has not been conducted on these mineral claims by the author but the good geological setting and interesting aeromagnetic data encourages the recommendation to conduct exploration work on the property. The geologist is confident any information included in this report is accurate and can be utilized in planning further exploration work.

ADJACENT PROPERTIES

The Gold Nugget 1 Claim occur in a general area that has undergone some prospecting in the past.

The Jicarilla Mountain area produced almost $3 million in gold from the time of its discovery in 1879 until shortly after the turn of the century. This district was the leading producer for the entire county. The Nogal and Gallinas districts produced significant amounts of metals during the late 1 800s and early 1900s. Lesser districts, such as the Oscuro, Jicarilla, and Schelerville, have produced gold, copper, and other metals intermittently in the past. Mining was revived during WW II and later years to produce iron, fluorspar, and bastnaesite in previously known districts, but mining is now practically at a standstill. The total recorded production for Lincoln County to date is estimated at approximately $5.5 million. There are other active mineral claims in the vicinity of the Gold Nugget 1.


MINERAL PROCESSING AND METALLURGICAL TESTING

No mineral processing or metallurgical testing analyses have been carried out on the Gold Nugget 1.

MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

No mineralization has been encountered to date by the author and no calculation of any reliable mineral resource or reserve, conforming to currently accepted standards, could be undertaken at this time.

OTHER RELEVANT DATA AND INFORMATION

All relevant data and information concerning the Gold Nugget 1 has been presented in this report.

INTERPRETATION AND CONCLUSIONS

The object of the recommendations made in this report are to facilitate in the discovery of a large, possibly low grade mineral deposit of base and/or precious metals or other minerals of economic consideration that have open pit and/or underground mining potential. If such a deposit exists, it may occur under the drift or overburden covered areas of the Gold Nugget 1 Claim.

RECOMMENDATIONS

The consulting geologist believes that the known mineralization encountered to date in neighboring areas is possibly indicative of a larger mineralized system in the mineral claim area. The presents of a stream running through the center of property offer good exploration areas because of the possibility of mineralization, good geological setting and generally a lack of exploration testing. Also, remote sensing such as the aeromagnetic survey may indicate possible exploration areas of interest within the Gold Nugget 1 Claim.

Prospecting, mapping and a reconnaissance geochemical soil survey of the claim area should be undertaken if and when the Company is in a position to do so. The following two phase exploration proposal and cost estimate is offered with the understanding that consecutive exploration phases are contingent upon positive results being obtained from each preceding phase:

   Phase                  Exploration Program                 Cost                        Status
   -----                  -------------------                 ----                        ------
Phase 1      Detailed Prospecting, mapping and soil          $ 80,000      Expected to be completed in winter, 2009
             geochemistry.  The timeline for                              (depending on consulting geologist's
             accomplishing this phase of fieldwork                        schedule).
             including the turn-around time on analyses
             is approximately two months.

Phase 2      Magnetometer and VLF electromagnetic, grid      $ 90,000      Expected to be completed in spring, 2010
             controlled surveys over the areas of                         (depending on the results of Phase 1, and
             interest determined by the Phase 1 survey.                   consulting geologist's schedule).
             Included in this estimated cost is
             transportation, accommodation, board, grid
             installation, two geophysical surveys, maps
             and report

Phase 3      Induced polarization survey over grid           $200,000      Dependent on the results of Phase 2, and
             controlled anomalous area of interest                        consulting geologist's schedule.
             outlined by Phase 1 and 2 fieldwork.  Hoe or
             bulldozer trenching, mapping and sampling of
             bedrock anomalies. Includes assays, maps and
             reports.

             TOTAL ESTIMATED COST                            $370,000


COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claims. Readily available commodities markets exist in the U.S. and around the world for the sale of gold, silver and other minerals. Therefore, we will likely be able to sell any gold, silver or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in New Mexico specifically. We will also be subject to the regulations of the Bureau of Land Management.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, Mr. John Petros, who currently devotes 20 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.


                       DESCRIPTION REAL ESTATE OF PROPERTY

We do not currently own any real estate property. We are currently operating out of the premises of our President on a rent free basis during our exploration stage. The office is at 519 East Interstate 30 Suite 248, Rockwall, TX 75087. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

   - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

   - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

   - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

   - contains a toll-free telephone number for inquiries on disciplinary actions;

   - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

   - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that He is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                           REPORT TO SECURITY HOLDERS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

The company's stock transfer agent is Signature Stock Transfer.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have generated no revenue since inception and have incurred $5,745 in expenses through February 28, 2009.

The following table provides selected financial data about our company for the period from the date of incorporation through February 28, 2009. For detailed financial information, see the financial statements included in this prospectus.

                      Balance Sheet Data:         02/28/2009
                      -------------------         ----------

                      Cash                         $ 4,255
                      Total assets                 $ 4,255
                      Total liabilities            $     0
                      Shareholders' equity         $ 4,255

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

                                PLAN OF OPERATION

GOING CONCERN

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our current cash balance is $4,255. We believe our cash balance is sufficient to fund our limited levels of operations until we receive funding. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $10,000 in equity securities to pay for our minimum level of operations.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of gold, silver and other minerals. There is the possibility that our claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will be required to expend substantial funds to bring our claims to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first two phases of the exploration program on our claims consisting of geological mapping, soil sampling and rock sampling. In addition to the $80,000 we anticipate spending for Phase 1 and $90,000 on Phase 2 of the exploration program as outlined below, we anticipate spending an additional $90,000 on professional fees, including geologist and fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $604,255, which is the amount to be raised in this offering and our cash on hand. If we experience a shortage of funds prior to funding during the next
12 months, we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.

We engaged Ms. Charlotte Anderson, P. Geo., to prepare a geological evaluation report on the Gold Nugget 1. Ms. Anderson's report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration in the claim areas. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims. The exploration program recommended by Ms. Anderson is as follows:

   Phase                  Exploration Program                 Cost                        Status
   -----                  -------------------                 ----                        ------
Phase 1      Detailed Prospecting, mapping and soil          $ 80,000      Expected to be completed in winter, 2009
             geochemistry.  The timeline for                              (depending on consulting geologist's
             accomplishing this phase of fieldwork                        schedule).
             including the turn-around time on analyses
             is approximately two months.

Phase 2      Magnetometer and VLF electromagnetic, grid      $ 90,000      Expected to be completed in spring, 2010
             controlled surveys over the areas of                         (depending on the results of Phase 1, and
             interest determined by the Phase 1 survey.                   consulting geologist's schedule).
             Included in this estimated cost is
             transportation, accommodation, board, grid
             installation, two geophysical surveys, maps
             and report

Phase 3      Induced polarization survey over grid           $200,000     Dependent on the results of Phase 2, and
             controlled anomalous area of interest                        consulting geologist's schedule.
             outlined by Phase 1 and 2 fieldwork.  Hoe or
             bulldozer trenching, mapping and sampling of
             bedrock anomalies. Includes assays, maps and
             reports.

             TOTAL ESTIMATED COST                            $370,000

If we are successful in raising the funds from this offering we plan to commence Phase 1 of the exploration program on the claims in the winter of 2009. We have a verbal agreement with Ms. Anderson, the consulting geologist, who prepared the geology report on our claims, to retain her services for our planned exploration program. We expect this phase to take two weeks to complete and an additional three months for the consulting geologist to receive the results from the assay lab and prepare her report. If Phase 1 of the exploration program is successful, we anticipate commencing Phase 2 in the spring of 2010. We expect this phase to take three weeks to complete and an additional three months for the consulting geologist to receive the results from the assay lab and prepare her report.

The above program costs are management's estimates based upon the recommendations of the professional consulting geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following phase two of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase three of our exploration program if we are able to raise the funds necessary. The estimated cost of this program is $25,000 and will take approximately 4 weeks to complete and an additional three to four months for the consulting geologist to receive the results from the assay lab and prepare her report.

Subject to financing, we anticipate commencing the third phase sometime after Phase 1 and Phase 2 have been complete; the timing will depend on the consulting geologist's schedule. We will require additional funding to proceed with phase three and any subsequent work on the claims, we have no current plans on how to raise the additional funding. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work after the first phase of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first two phases of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to us for the second phase of our exploration program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first two phases of our exploration program are successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed with phase three, and any subsequent drilling and extraction. The sources of funding we may consider to fund this work include a second public offering, a private placement of our securities or loans from our director or others.

Our director has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the third phase of our exploration program and there are no remaining funds in the company. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Gold Nugget 1 Claims. We have not carried out any exploration work on the claims and have incurred no exploration costs.

We received our initial funding of $10,000 through the sale of common stock to John Petros, our officer and director, who purchased 10,000,000 shares of our common stock at $0.001 per share on February 4, 2009. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (February 4, 2009) through the year ended February 28, 2009 report no revenues and a net loss of $4,255.00.


SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line method over the estimated useful lives of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life is capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards Statement No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

PER SHARE INFORMATION

The Company computes per share information in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during such period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has basic and diluted loss per share of $0.0001

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and title of our executive officer/director are as follows:

Name and Address of Executive
  Officer and/or Director               Age              Position
  -----------------------               ---              --------
Mr. John Petros                         50     President, Secretary, Treasurer
519 East Interstate 30 Suite 248                        and Director
Rockwall, TX 75087

Mr. John Petros is the promoter of Tsukuda-America Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Mr. Petros has no formal training as a geologist aside of on the job training and experience working in the oil and gas industry as acquisition manager and production supervisor with Whelan Energy Resources, Inc. for more then 10 years.

The technical or managerial aspects of management of a mineral exploration company are complimentary to the oil and gas industry. His prior business experiences have primarily been in project management, budgeting, and procurement in acquisitions and not in the mineral exploration industry.

Accordingly, with Mr. Petros past expertise and experiences in acquisitions, we will add the technical services of others to advise us on the managerial aspects specifically associated with a mineral exploration company. We do not have any employees who have professional training or experience in the mining industry. We rely on independent geological consultants to make recommendations to us on work programs on our property, to hire appropriately skilled persons on a contract basis to complete work programs and to supervise, review, and report on such programs to us.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until his successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Indiana Revised Statutes. Our officer is appointed by our Board of Directors and holds office until removed by the Board. The Board of Directors has no nominating, auditing or compensation committees.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our officer and/or director, Mr. John Petros. Mr. Petros currently devotes approximately 20 hours per week to company matters. After receiving funding per our business plan Mr. Petros intends to devote as much time as the Board of Directors deem necessary to manage the affairs of the company.

Mr. Petros has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited his from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place. We have a verbal arrangement with the consulting geologist currently conducting the exploratory work on the Gold Nugget 1. We pay the consulting geologist the usual and customary rates received by geologists performing similar consulting services.

RESUME

John Petros serves as Director, President, Secretary and Treasurer of Tsukuda-America Inc. since February 4, 2009 (inception). From 2000 to current, Mr. Petros serves as a Program / Project Manager for Pioneer Capital Associates, Inc., a private company. From 1996 to 2000 he served as Acquisition Manager for Whelan Energy Resources, Inc., a Texas Oil and Gas Corporation.
Mr. Petros has over 20 years in Executive positions with emphasis on project managing within budget and on time, budget administration, procurement, technology, staff training and facility deployment. He also has extensive experience in operational, facility, and technical support. Mr. Petros holds no university diplomas.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

Currently our officer and director, receives no compensation for his services during the exploration stage of our business operations. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently no such plans have been approved. We do not have any employment agreements in place with our sole officer and director. We also do not currently have any benefits, such as health or life insurance, available to our employees.


                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
John Petros,      2009     0         0           0            0          0            0             0         0
President,
CEO, CFO and
Director





                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
John Petros      0              0              0           0           0           0            0           0            0

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
          Paid in  Stock   Option    Plan       Compensation    All Other
Name        Cash   Awards  Awards  Compensation  Earnings    Compensation   Total
----        ----   ------  ------  ------------  --------    ------------   -----
John Petros   0       0        0          0           0          0          0

There are no current employment agreements between the company and its officer/director.

On February 4, 2009, a total of 10,000,000 shares of common stock were issued to John Petros in exchange for cash in the amount of $10,000 or $0.001 per share. The terms of this stock issuance was as fair to the company, in the opinion of the board of director, as if it could have been made with an unaffiliated third party.

Mr. Petros currently devotes approximately 20 hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 28, 2009 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.


                                                  Amount and Nature Percentage
                     Name and Address              of Beneficial   of Common
Title of Class      of Beneficial Owner              Ownership      Stock(1)
--------------      -------------------             ---------      --------
Common Stock      John Petros, Director                10,000,000      100%
                  519 East Intestate 30 Suite 248        Direct
                  Rockwall, TX 75087

Common Stock      Officer and/or director as a Group   10,000,000      100%

HOLDERS OF MORE THAN 5% OF OUR COMMON STOCK

----------
(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 4, 2009. As of February 4, 2009, there were 10,000,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 10,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer/director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

John Petros is our sole officer/director. We are currently operating out of the premises of Mr. Petros on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

On February 4, 2009, the Company issued a total of 10,000,000 shares of common stock to John Petros for cash at $0.001 per share for a total of $10,000.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements of Tsukuda-America Inc. for the year ended
February 28, 2009 and related notes, included in this prospectus have been audited by Weinberg & Company and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Tsukuda-America Inc.
519 East Internet 30 #248
Rockwall, TX 75087

We have audited the accompanying balance sheets of Tsukuda-America Inc. (A Development Stage Enterprise) as of February 28, 2009 and the related statements of operations, stockholders' equity, and cash flows for the period then ended and the period February 4, 2009 (inception) through February 28, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tsukuda-America Inc. (A Development Stage Enterprise) as of February 28, 2009 and the results of its operations and cash flows for the period then ended and the period February 4, 2009 (inception) through February 28, 2009, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

----------------------------------
WEINBERG & COMPANY, P.A.

March 2, 2009
Boca Raton, Florida


                               TSUKUDA-AMERICA INC.
                        (An Exploration Stage Enterprise)
                                  Balance Sheet
                                                                   February 28,
                                                                       2009
                                                                     --------
ASSETS

Current Assets
Cash                                                                 $  4,255
                                                                     --------
Total Current Assets                                                    4,255
                                                                     --------

      Total Assets                                                   $  4,255
                                                                     ========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities                                                  $      0
                                                                     --------
STOCKHOLDER'S EQUITY
  Common stock: $0.0001 par value; 100,000,000 authorized;
   10,000,000 common shares issued and outstanding at
   February 28, 2009                                                    1,000
  Additional paid in capital                                            9,000
  Accumulated deficit during exploration stage                         (5,745)
                                                                     --------
Total stockholder's equity                                              4,255
                                                                     --------
      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                     $  4,255
                                                                     ========


                               TSUKUDA-AMERICA INC.
                        (An Exploration Stage Enterprise)
                             Statement of Operations
                                                             February 4, 2009
                                                           (Date of Inception)
                                                                   through
                                                                February 28,
                                                                    2009
                                                                 ----------
Revenue                                                          $        0
                                                                 ----------
Cost of revenue                                                           0
Gross profit                                                     $        0
General, selling, and administrative expenses                           745
Mineral Expenditures                                                  5,000
                                                                 ----------
Operating loss                                                       (5,745)
Non-operating income (expense)                                            0
                                                                 ----------
Net loss                                                         $   (5,745)
                                                                 ==========
Net loss per share, basic and diluted                            $    (0.00)
                                                                 ==========
Weighted average number of common shares outstanding             10,000,000
                                                                 ----------
                 The accompanying notes are an integral part of
                          these financial statements.

                               TSUKUDA-AMERICA INC.
                        (An Exploration Stage Enterprise)
                        STATEMENT OF STOCKHOLDER'S EQUITY
                From Inception February 4, 2009 to February 28, 2009

Deficit
                                                          Accumulated
                                                          During
                       Common Stock           Paid in     Exploration  Total
                         Shares     Amount    Capital     Stage        Equity
                         ------     ------    -------     -----        ------
February 28, 2009, Common
Shares issued to founders
@ $0.005 per share, par
value .0001              10,000,000    $1,000    $ 9,000   $     --   $ 10,000
Net loss,
February 28, 2009                                           (5,745)     (5,745)
                         ----------    ------    --------   --------   --------
Balance,
February 28, 2009        10,000,000    $1,000   $  9,000    (5,745)   $  4,255
                         ==========    ======    ========   ========   ========

                 The accompanying notes are an integral part of
                          these financial statements.

                               TSUKUDA-AMERICA INC.
                        (An Exploration Stage Enterprise)
                             Statement of Cash Flows
                                                            February 4, 2009
                                                          (Date of Inception)
                                                                through
                                                               February 28,
                                                                 2009
                                                                --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $ (5,745)
                                                                  --------
NET CASH USED IN OPERATING ACTIVITIES                               (5,745)
                                                                  --------
CASH FLOWS FROM INVESTING ACTIVITIES                                     0
                                                                  --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                          10,000
                                                                  --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                           10,000
                                                                  --------
Net increase in cash                                                 4,255
Cash at Beginning of Period                                              0
                                                                  --------
CASH AT END OF PERIOD                                             $  4,255
                                                                  ========
Supplemental Information and Non-Monetary Transactions
Cash paid for:
  Interest expense                                                $      0
                                                                  ========
  Income taxes                                                    $      0
                                                                  ========
                 The accompanying notes are an integral part of
                          these financial statements.

                                TSUKUDA-AMERICA INC.
                        (An Exploration Stage Enterprise)
                          Notes to Financial Statements
                                 February 28, 2009


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

TSUKUDA-AMERICA INC. (the Company) was incorporated on February 4, 2009 under the laws of the State of Indiana. The Company is primarily engaged in the acquisition and exploration of mining properties.

The Company currently has no operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," is considered an Exploration Stage Enterprise. The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

CASH

For the Statement of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of February 28, 2009.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using straight-line method over the estimated useful lives of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and clarified by FASB Interpretation Number ("FIN") 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards Statement No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

EARNINGS PER SHARE INFORMATION

The Company computes per share information in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during such period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of February 28, 2009 the Company had no dilutive shares.

SHARE BASED EXPENSES

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "Share Based Payment." This statement is a revision to SFAS 123 and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

NOTE 3 - PROVISION FOR INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 - Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry-forward period. The Company has not been in business for a long enough period to file tax returns.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

The Company is not presently involved in any litigation.


NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May, 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (SFAS No. 162). This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The sources of accounting principles that are generally accepted are categorized in descending order of authority as follows:

   a. FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB

   b. FASB Technical Bulletins and, if cleared2 by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position

   c. AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF ABSTRACTS (EITF D-Topics)

   d. Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

The adoption of this statement will have no material effect on the Company's financial condition or results of operations.

In March 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133" (SFAS No. 161). This statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is intended to enhance the current disclosure framework in Statement 133. The Statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. This disclosure better conveys the purpose of derivative use in terms of the risks that the entity is intending to manage. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format should provide a more complete picture of the location in an entity's financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Disclosing information about credit-risk-related contingent features should provide information on the potential effect on an entity's liquidity from using derivatives. Finally, this Statement requires cross-referencing within the footnotes, which should help users of financial statements locate important information about derivative instruments.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 ("SFAS 160"), "Noncontrolling Interests in Consolidated Financial Statements", this statement requires that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity. The amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of income. Changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary are accounted for consistently. A parent's ownership interest in a subsidiary changes if the parent purchases additional ownership interests in its subsidiary or if the parent sells some of its ownership interests in its subsidiary. It also changes if the subsidiary reacquires some of its ownership interests or the subsidiary issues additional ownership interests. All of those transactions are economically similar, and this Statement requires that they be accounted for similarly, as equity transactions. When a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary is initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any non-controlling equity investment rather than the carrying amount of that retained investment. Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R?)

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R, Business Combinations, (SFAS No. 141R"). This statement changes the accounting for business combinations. Under this statement, an acquiring entity is required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. This statement changes the accounting treatment and disclosure for certain specific items in a business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations we engage in will be recorded and disclosed following existing generally accepted accounting principles
(GAAP) until January 1, 2009. We expect SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.


NOTE 6 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of ($5,745) since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to rise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations is necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 - RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

The sole officer and director of the Company will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's current S-1 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

NOTE 8 - STOCKHOLDER'S EQUITY

The stockholder's equity section of the Company contains the following classes of capital stock as of February 28, 2009:

Common Stock, $ 0.0001 par value: 100,000,000 shares authorized; 10,000,000 shares issued and outstanding.

On February 28, 2009 the Company issued a total of 10,000,000 shares of common stock to one director for cash in the amount of $0.001 per share for a total of $10,000.

As of February 28, 2009 the Company had 10,000,000 shares of common stock issued and outstanding.

NOTE 9 - NATURAL RESOURCE PROPERTIES

On February 10, 2009 the Company acquired eight mineral claims in Lincoln County, New Mexico. The Company had the claims reviewed and recommendations made as to the viability of the claims. As of February 28, 2009, the company had not made commitments to develop the claims until the report are properly reviewed. As of February 28, 2009 the Company had incurred $2,500 in acquisition fees and $2,500 expense for the review and recommendation report.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, (Date to be added) ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs of this offering are as follows:

                      Expenses (1)                        US ($)
                      -----------                     ----------
                 SEC Registration Fee                 $    33.48
                 Legal and Professional Fees          $ 2,500.00
                 Accounting and Auditing              $ 7,500.00
                 Printing of Prospectus               $ 1,200.00
                                                      ----------
                 TOTAL                                $11,233.48
                                                      ==========
----------
(1)  All amounts are estimates, other than the Sac's registration fee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Tsukuda-America Inc.'s By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Indiana General Corporation Law.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Tsukuda-America Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On February 4, 2009, the Company issued a total of 10,000,000 shares of common stock to John Petros for cash at $0.001 per share for a total of $10,000.

These securities were issued in reliance upon the exemption contained in
Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company and bear a restrictive legend.

EXHIBITS.

The following exhibits are included with this registration statement:

     Exhibit
     Number                         Description
     ------                         -----------
       3.1              Certificate of Incorporation
       3.2              Bylaws
       5.1              Opinion re: Legality and Consent of Counsel
      23.1              Consent of Independent Auditor
      23.3              Consent of Professional Geologist
      99.1              Subscription Agreement

UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

   1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        I. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;
        ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
        iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

        I. If the registrant is relying on Rule 430B (230.430B of this chapter):

             A. Each prospectus filed by the registrant pursuant to Rule 424(b) (3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
             B.   Each prospectus required to be filed pursuant to Rule
                  424(b) (2), (b) (5), or (b) (7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1) (I), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

        ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

   5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        I. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
        ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
        iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
        iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claims for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, IN on March 2, 2009.

                                         Tsukuda-America Inc., Registrant
                                         By: /s/ John Petros
                                             -----------------------------------
                                             John Petros, President, Secretary,
                                             Treasurer, Chief Executive Officer,
                                             Chief Financial Officer and
                                             Principal Accounting Officer and
                                             Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


State of Indiana
Office of the Secretary of State
CERTIFICATE OF INCORPORATION
of
TSUKUDA-AMERICA INC.

I, Todd Rokita, Secretary of State of Indiana hereby certify that Articles of Incorporation of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented confirms to law as prescribed by the provisions of the Indiana Business Corporation Law.

NOW, THEREFORE with this document I certify that said transaction will become effective Wednesday, February 04, 2009.

In Witness Whereof I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis.

February 04, 2009


TODD ROKITA.
SECRETARY OF STATE

2009020400631/ 2009020485751



TSUKUDA-AMERICA INC.

By-Laws

Article I - The Stockholders

Section 1.1. Annual Meeting. The annual meeting of the stockholders of Tsukuda-America Inc. (the "Corporation") shall be held on the second Thursday in June of each year at 10:30 a.m. local time, or at such other date or time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the election of directors and for the transaction of such other business as may come before the meeting.

Section 1.2. Special Meetings. A special meeting of the stockholders may be called at any time by the written resolution or request of two-thirds or more of the members of the Board of Directors, the president, or any executive vice president and shall be called upon the written request of the holders of two-thirds or more in amount, of each class or series of the capital stock of the Corporation entitled to vote at such meeting on the matters(s) that are the subject of the proposed meeting, such written request in each case to specify the purpose or purposes for which such meeting shall be called, and with respect to stockholder proposals, shall further comply with the requirements of this Article.

Section 1.3. Notice of Meetings. Written notice of each meeting of stockholders, whether annual or special, stating the date, hour and place where it is to be held, shall be served either personally or by mail, not less than fifteen nor more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting, and to any other stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their stock, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to be delivered when deposited in the United States mail or with any private express mail service, postage or delivery fee prepaid, and shall be directed to each such stockholder at his address, as it appears on the records of the stockholders of the Corporation, unless he shall have previously filed with the secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

Section 1.4. Fixing Date of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (to the extent that such action by written consent is permitted by law, the Certificate of Incorporation or these By-Laws), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in its state of incorporation, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.5. Inspectors. At each meeting of the stockholders, the polls shall be opened and closed and the proxies and ballots shall be received and be taken in charge. All questions touching on the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by one or more inspectors. Such inspectors shall be appointed by the Board of Directors before or at the meeting, or, if no such appointment shall have been made, then by the presiding officer at the meeting. If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to serve shall be appointed in like manner.

Section 1.6. Quorum. At any meeting of the stockholders, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with these By-Laws for an annual or special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 1.7. Business. The chairman of the Board, if any, the president, or in his absence the vice-chairman, if any, or an executive vice president, in the order named, shall call meetings of the stockholders to order, and shall act as chairman of such meeting; provided, however, that the Board of Directors or executive committee may appoint any stockholder to act as chairman of any meeting in the absence of the chairman of the Board. The secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.


Section 1.8. Stockholder Proposals. No proposal by a stockholder shall be presented for vote at a special or annual meeting of stockholders unless such stockholder shall, not later than the close of business on the fifth day following the date on which notice of the meeting is first given to stockholders, provide the Board of Directors or the secretary of the Corporation with written notice of intention to present a proposal for action at the forthcoming meeting of stockholders, which notice shall include the name and address of such stockholder, the number of voting securities that he holds of record and that he holds beneficially, the text of the proposal to be presented to the meeting and a statement in support of the proposal.

Any stockholder who was a stockholder of record on the applicable record date may make any other proposal at an annual meeting or special meeting of stockholders and the same may be discussed and considered, but unless stated in writing and filed with the Board of Directors or the secretary prior to the date set forth herein above, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place sixty days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees, but in connection with such reports, no new business proposed by a stockholder, shall be acted upon at such annual meeting unless stated and filed as herein provided.

Notwithstanding any other provision of these By-Laws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes the proponents thereof have not complied with Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations there under; nor shall the Corporation be required to include any stockholder proposal not required to be included in its proxy materials to stockholders in accordance with any such section, rule or regulation.

Section 1.9. Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 1.10. Voting by Ballot. The votes for directors, and upon the demand of any stockholder or when required by law, the votes upon any question before the meeting, shall be by ballot.

Section 1.11. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 1.12. Place of Meeting. The Board of Directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or any special meeting called by the Board of Directors. If no designation is made or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

Section 1.13. Voting of Stock of Certain Holders. Shares of capital stock of the Corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

Shares of capital stock of the Corporation standing in the name of a deceased person, a minor ward or an incompetent person may be voted by his administrator, executor, court-appointed guardian or conservator, either in person or by proxy, without a transfer of such stock into the name of such administrator, executor, court-appointed guardian or conservator. Shares of capital stock of the Corporation standing in the name of a trustee may be voted by him, either in person or by proxy.

Shares of capital stock of the Corporation standing in the name of a receiver may be voted, either in person or by proxy, by such receiver, and stock held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in any appropriate order of the court by which such receiver was appointed.

A stockholder whose stock is pledged shall be entitled to vote such stock, either in person or by proxy, until the stock has been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote, either in person or by proxy, the stock so transferred.

Shares of its own capital stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding stock at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding stock at any given time.

Article II - Board of Directors

Section 2.1. General Powers. The business, affairs, and the property of the Corporation shall be managed and controlled by the Board of Directors (the "Board"), and, except as otherwise expressly provided by law, the Certificate of Incorporation or these By-Laws, all of the powers of the Corporation shall be vested in the Board.

Section 2.2. Number of Directors. The number of directors which shall constitute the whole Board shall be not less than one or more than five. Within the limits above specified, the number of directors shall be determined by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

Section 2.3. Election, Term and Removal. Directors shall be elected at the annual meeting of stockholders to succeed those directors whose terms have expired. Each director shall hold office for the term for which elected and until his or her successor shall be elected and qualified. Directors need not be stockholders. A director may be removed from office at a meeting expressly called for that purpose by the vote of not less than a majority of the outstanding capital stock entitled to vote at an election of directors.

Section 2.4. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum; except that vacancies resulting from removal from office by a vote of the stockholders may be filled by the stockholders at the same meeting at which such removal occurs provided that the holders of not less than a majority of the outstanding capital stock of the Corporation (assessed upon the basis of votes and not on the basis of number of shares) entitled to vote for the election of directors, voting together as a single class, shall vote for each replacement director. All directors elected to fill vacancies shall hold office for a term expiring at the time of the next annual meeting of stockholders and upon election and qualification of his successor. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

Section 2.5. Resignations. Any director of the Corporation may resign at any time by giving written notice to the president or to the secretary of the Corporation. The resignation of any director shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.6. Place of Meetings, etc. The Board of Directors may hold its meetings, and may have an office and keep the books of the Corporation (except as otherwise may be provided for by law), in such place or places in or outside the state of incorporation as the Board from time to time may determine.

Section 2.7. Regular Meetings. Regular meetings of the Board of Directors shall be held as soon as practicable after adjournment of the annual meeting of stockholders at such time and place as the Board of Directors may fix. No notice shall be required for any such regular meeting of the Board.

Section 2.8. Special Meetings. Special meetings of the Board of Directors shall be held at places and times fixed by resolution of the Board of Directors, or upon call of the chairman of the Board, if any, or vice-chairman of the Board, if any, the president, an executive vice president or two-thirds of the directors then in office.

The secretary or officer performing the secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph or telephone (or in person) of all special meetings of the Board of Directors, provided that notice need not given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

Section 2.9. Participation by Conference Telephone. Members of the Board of Directors of the Corporation, or any committee thereof, may participate in a regular or special or any other meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 2.10. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if prior or subsequent to such action all the members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 2.11. Quorum. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

Section 2.12. Business. Business shall be transacted at meetings of the Board of Directors in such order as the Board may determine. At all meetings of the Board of Directors, the chairman of the Board, if any, the president, or in his absence the vice-chairman, if any, or an executive vice president, in the order named, shall preside.

Section 2.13. Interest of Directors in Contracts.

(a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than quorum; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors or the stockholders.

(b) Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 2.14. Compensation of Directors. Each director of the Corporation who is not a salaried officer or employee of the Corporation, or of a subsidiary of the Corporation, shall receive such allowances for serving as a director and such fees for attendance at meetings of the Board of Directors or the executive committee or any other committee appointed by the Board as the Board may from time to time determine.

Section 2.15. Loans to Officers or Employees. The Board of Directors may lend money to, guarantee any obligation of, or otherwise assist, any officer or other employee of the Corporation or of any subsidiary, whether or not such officer or employee is also a director of the Corporation, whenever, in the judgment of the directors, such loan, guarantee, or assistance may reasonably be expected to benefit the Corporation; provided, however, that any such loan, guarantee, or other assistance given to an officer or employee who is also a director of the Corporation must be authorized by a majority of the entire Board of Directors.
Any such loan, guarantee, or other assistance may be made with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, but not limited to, a pledge of shares of the Corporation, and may be made upon such other terms and conditions as the Board of Directors may determine.

Section 2.16. Nomination. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, the close of business on the last day of the eighth month after the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and; (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Article III - Committees

Section 3.1. Committees. The Board of Directors, by resolution adopted by a majority of the number of directors then fixed by these By-Laws or resolution thereto, may establish such standing or special committees of the Board as it may deem advisable, and the members, terms, and authority of such committees shall be set forth in the resolutions establishing such committee.

Section 3.2. Executive Committee Number and Term of Office. The Board of Directors may, at any meeting, by majority vote of the Board of Directors, elect from the directors an executive committee. The executive committee shall consist of such number of members as may be fixed from time to time by resolution of the Board of Directors. The Board of Directors may designate a chairman of the committee who shall preside at all meetings thereof, and the committee shall designate a member thereof to preside in the absence of the chairman.

Section 3.3. Executive Committee Powers. The executive committee may, while the Board of Directors is not in session, exercise all or any of the powers of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors; except that the executive committee shall not have the power or authority of the Board of Directors to (i) amend the Certificate of Incorporation or the By-Laws of the Corporation, (ii) fill vacancies on the Board of Directors, (iii) adopt an agreement or certification of ownership, merger or consolidation, (iv) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, or a dissolution of the Corporation or a revocation of a dissolution, (v) declare a dividend, or (vi) authorize the issuance of stock.

Section 3.4. Executive Committee Meetings. Regular and special meetings of the executive committee may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By-Laws for regular and special meetings of the Board of Directors. Special meetings of the executive committee may be called by any member thereof. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special or regular meeting of the executive meeting if a quorum is present. At any meeting at which every member of the executive committee shall be present, in person or by telephone, even though without any notice, any business may be transacted. All action by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action.

The executive committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority of the total number of members of the executive committee shall be necessary to constitute a quorum. In every case, the affirmative vote of a quorum shall be necessary for the adoption of any resolution.

Section 3.5. Executive Committee Vacancies. The Board of Directors, by majority vote of the Board of Directors then in office, shall fill vacancies in the executive committee by election from the directors.

Article IV - The Officers

Section 4.1. Number and Term of Office. The officers of the Corporation shall consist of, as the Board of Directors may determine and appoint from time to time, a chief executive officer, a president, one or more executive vice presidents, a secretary, a treasurer, a controller, and/or such other officers as may from time to time be elected or appointed by the Board of Directors, including such additional vice-presidents with such designations, if any, as may be determined by the Board of Directors and such assistant secretaries and assistant treasurers. In addition, the Board of Directors may elect a chairman of the Board and may also elect a vice-chairman as officers of the Corporation. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except as may be required by law.

The officers of the Corporation shall be elected or appointed from time to time by the Board of Directors. Each officer shall hold office until his successor shall have been duly elected or appointed or until his death or until he shall resign or shall have been removed by the Board of Directors.

Each of the salaried officers of the Corporation shall devote his entire time, skill and energy to the business of the Corporation, unless the contrary is expressly consented to by the Board of Directors or the executive committee.

Section 4.2. Removal. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby.

Section 4.3. The Chairman of the Board. The chairman of the Board, if any, shall preside at all meetings of stockholders and of the Board of Directors and shall have such other authority and perform such other duties as are prescribed by law, by these By-Laws and by the Board of Directors. The Board of Directors may designate the chairman of the Board as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

Section 4.4. The Vice-Chairman. The vice-chairman, if any, shall have such authority and perform such other duties as are prescribed by these By-Laws and by the Board of Directors. In the absence or inability to act of the chairman of the Board and the president, he shall preside at the meetings of the stockholders and of the Board of Directors and shall have and exercise all of the powers and duties of the chairman of the Board. The Board of Directors may designate the vice-chairman as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

Section 4.5. The President. The president shall have such authority and perform such duties as are prescribed by law, by these By-Laws, by the Board of Directors and by the chief executive officer (if the president is not the chief executive officer). The president, if there is no chairman of the Board, or in the absence or the inability to act of the chairman of the Board, shall preside at all meetings of stockholders and of the Board of Directors. Unless the Board of Directors designates the chairman of the Board or the vice-chairman as chief executive officer, the president shall be the chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

Section 4.6. The Chief Executive Officer. Unless the Board of Directors designates the chairman of the Board or the vice-chairman as chief executive officer, the president shall be the chief executive officer. The chief executive officer of the Corporation shall have, subject to the supervision and direction of the Board of Directors, general supervision of the business, property and affairs of the Corporation, including the power to appoint and discharge agents and employees, and the powers vested in him by the Board of Directors, by law or by these By-Laws or which usually attach or pertain to such office.

Section 4.7. The Executive Vice-Presidents. In the absence of the chairman of the Board, if any, the president and the vice-chairman, if any, or in the event of their inability or refusal to act, the executive vice-president (or in the event there is more than one executive vice-president, the executive vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chairman of the Board, of the president and of the vice-chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the Board, the president and the vice-chairman. Any executive vice-president may sign, with the secretary or an authorized assistant secretary, certificates for stock of the Corporation and shall perform such other duties as from time to time may be assigned to him by the chairman of the Board, the president, the vice chairman, the Board of Directors or these By-Laws.

Section 4.8. The Vice-Presidents. The vice-presidents, if any, shall perform such duties as may be assigned to them from time to time by the chairman of the Board, the president, the vice-chairman, the Board of Directors, or these By-Laws.

Section 4.9. The Treasurer. Subject to the direction of chief executive officer and the Board of Directors, the treasurer shall have charge and custody of all the funds and securities of the Corporation; when necessary or proper he shall endorse for collection, or cause to be endorsed, on behalf of the Corporation, checks, notes and other obligations, and shall cause the deposit of the same to the credit of the Corporation in such bank or banks or depositary as the Board of Directors may designate or as the Board of Directors by resolution may authorize; he shall sign all receipts and vouchers for payments made to the Corporation other than routine receipts and vouchers, the signing of which he may delegate; he shall sign all checks made by the Corporation (provided, however, that the Board of Directors may authorize and prescribe by resolution the manner in which checks drawn on banks or depositories shall be signed, including the use of facsimile signatures, and the manner in which officers, agents or employees shall be authorized to sign); unless otherwise provided by resolution of the Board of Directors, he shall sign with an officer-director all bills of exchange and promissory notes of the Corporation; whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly full and accurate account of the Corporation in books of the Corporation to be kept by him for that purpose; he shall, at all reasonable times, exhibit his books and accounts to any director of the Corporation upon application at his office during business hours; and he shall perform all acts incident to the position of treasurer. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sure ties as the Board of Directors may require.

Section 4.10. The Secretary. The secretary shall keep the minutes of all meetings of the Board of Directors, the minutes of all meetings of the stockholders and (unless otherwise directed by the Board of Directors) the minutes of all committees, in books provided for that purpose; he shall attend to the giving and serving of all notices of the Corporation; he may sign with an officer-director or any other duly authorized person, in the name of the Corporation, all contracts authorized by the Board of Directors or by the executive committee, and, when so ordered by the Board of Directors or the executive committee, he shall affix the seal of the Corporation thereto; he may sign with the president or an executive vice-president all certificates of shares of the capital stock; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or the executive committee may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the secretary's office during business hours; and he shall in general perform all the duties incident to the office of the secretary, subject to the control of the chief executive officer and the Board of Directors.

Section 4.11. The Controller. The controller shall be the chief accounting officer of the Corporation. Subject to the supervision of the Board of Directors, the chief executive officer and the treasurer, the controller shall provide for and maintain adequate records of all assets, liabilities and transactions of the Corporation, shall see that accurate audits of the Corporation's affairs are currently and adequately made and shall perform such other duties as from time to time may be assigned to him.

Section 4.12. The Assistant Treasurers and Assistant Secretaries. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors may determine. The assistant secretaries as thereunto authorized by the Board of Directors may sign with the chairman of the Board, the president, the vice-chairman or an executive vice-president, certificates for stock of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or chief executive officer, the Board of Directors, or these By-Laws.

Section 4.13. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 4.14. Voting upon stocks. Unless otherwise ordered by the Board of Directors or by the executive committee, any officer, director or any person or persons appointed in writing by any of them, shall have full power and authority in behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation might have possessed and exercised if Present. The Board of Directors may confer like powers upon any other person or persons.

Article V - Contracts and Loans

Section 5.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 5.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Article VI - Certificates for Stock and Their Transfer

Section 6.1. Certificates for Stock. Certificates representing stock of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the chairman of the Board, the president, the vice-chairman or an executive vice-president and/or by the secretary or an authorized assistant secretary and shall be sealed with the seal of the Corporation. The seal may be a facsimile. If a stock certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates for stock shall be consecutively numbered or otherwise identified. The name of the person to whom the shares of stock represented thereby are issued, with the number of shares of stock and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares of stock shall have been surrendered and canceled, except that, in the event of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 6.2. Transfers of Stock. Transfers of stock of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such stock. The person in whose name stock stands on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Article VII - Fiscal Year

Section 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of March in each year and end on the last day of February in each year.

Article VIII - Seal

Section 8.1. Seal. The Board of Directors shall approve a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation.

Article IX - Waiver of Notice

Section 9.1. Waiver of Notice. Whenever any notice is required to be given under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the corporation law of the state of incorporation, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of any person at a meeting for which any notice is required to be given under the provisions of these By-Laws, the Certificate of Incorporation or the corporation law of the state of incorporation shall constitute a waiver of notice of such meeting except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Article X - Amendments

Section 10.1. Amendments. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the Board of Directors of the Corporation by the affirmative vote of a majority of the members of the Board, or by the affirmative vote of a majority of the outstanding capital stock of the Corporation (assessed upon the basis of votes and not on the basis of number of shares) entitled to vote generally in the election of directors, voting together as a single class.

Article XI - Indemnification

Section 11.1. Indemnification. The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Indiana Business Corporation Law, as amended from time to time.


                                    [END]

Exhibit 5.1

                             OPINION AS TO LEGALITY

Cassidy & Associates
9465 Counselors Row, Suite 200
Indianapolis, IN 46240
Telephone 1-609-228-2031
Facsimile 1-609-228-2031

February 7, 2009

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

     Re: Tsukuda-America Inc. (the "Company")

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company's certificate of Incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion, including but not limited to, Indiana law including the statutory provisions, all applicable provisions of the Indiana Constitution and reported judicial decisions interpreting those laws. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

I have also, as counsel for the Company, examined the Registration Statement (The "Registration Statement") of your Company on Form S-1, covering the registration under the Securities Act of 1933 of 3,000,000 shares (the "Registered Shares") of the Company's common stock (the "Common Stock") to be Offered by the Company on a self-underwritten, best efforts, all or none basis.

My review has also included the form of prospectus for the issuance of such Securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Indiana, with Corporate power to conduct its business as described in the Registration Statement.

2. The Company has an authorized capitalization of 100,000,000 shares of Common Stock, $0.0001 par value and no shares of Preferred Stock.

3. The shares of Common Stock currently issued and outstanding are duly and validly issued as fully paid and non-assessable, pursuant to the Corporate Law of the State of Indiana (Indiana Business Corporation Law).

4. The 3,000,000 shares of Common Stock offered in the Registration Statement, when issued, shall be duly and validly issued as fully paid and non-assessable, pursuant to the corporate law of the State of Indiana (Indiana Business Corporation Law).

This opinion includes my opinion on Indiana law including the Indiana Constitution, all applicable provisions of Indiana statutes, and reported judicial decisions interpreting those laws.

This opinion letter is limited to the matters stated herein, and no opinion is Implied or may be inferred beyond the matters expressly stated. I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and Regulations of the SEC promulgated thereunder or Item 509 of regulation S-K.

Very truly yours,



                            /s/ J. Cassidy
                      ------------------------------------
                         Cassidy & Associates



WEINBERG & COMPANY, P.A.
--------------------------
CERTIFIED PUBLIC ACCOUNTANTS



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the board of Directors
Tsukuda-America Inc.

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-1 of our report dated March 3, 2009, relating to the financial statements of Tsukuda-America Inc. which appears in Tsukuda-America Inc. Report on form S1 for the fiscal year ended February 28, 2009 filed with the Securities and Exchange Commission on March 4, 2009.


                                WEINBERG & COMPANY, P.A.
	                        Certified Public Accountants


Boca Raton, Florida
March 2, 2009


6100 Glades Road + Suite 314     1925 Century Park East + Suite 1120
Boca Raton, Florida 33434        Los Angeles, California 90067
Telephone:  561.487.5765         Telephone 310.061.2200
Facsimile: 561.487.5766          Facsimile:  310.601.2201

                       www.cpaweinberg.com

Room 2707, 27/F
Shui On Centre + 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C.
Telephone:  852-2780-7231
Facsimile:  852-2780-8717



Exhibit 23.2


                            Charlotte Anderson, P. Geo.
                          1489 South San Jacinto Avenue
                                  Suite 112
                           San Jacinto, California 92583
                               Phone: 702 995-9906
                                info@seagaze.info


U.S. Securities and Exchange Commission
450, 5th Street, NW
Washington, D.C. 20549

                                     CONSENT

1, Charlotte Anderson, P. Geo., am the author of a Report entitled "Review and Recommendations, Gold Nugget 1 Mineral Claims, Jicarilla Mountain Area, Lincoln County, New Mexico, USA", dated February 10, 2008, prepared for Tsukuda-America Inc.

This is to confirm that I consent to the filing of the Gold Nugget 1 Project Report with the United States Securities and Exchange Commission.

I also consent to Tsukuda-America Inc. distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at San Jacinto, California this 10th day of February, 200



                                               /s/ Charlotte Anderson
                                               -----------------------------
                                               Charlotte Anderson
                                               Consulting Geologist





TSUKUDA-AMERICA, INC.
STOCK SUBSCRIPTION OFFER

_________________________________________ (the "Undersigned"), whose address is
______________________________________________________________, hereby offers to subscribe for (________) shares of Common Stock (the "Stock")of Tsukuda-America, Inc., (the "Company") whose address is 519 East Interstate 30, Suite 248, Rockwall, Texas 75087. The par value of the Common Stock is $0.0001.
The Undersigned agrees to pay $0.20 per share.

REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED

The Undersigned hereby represents and warrants that:

1. The Undersigned is financially responsible, able to meet his/her obligations hereunder, and acknowledges this investment may be long term and is by its nature speculative; further, the Undersigned acknowledges he/she is financially capable of bearing the risk of this investment.

2. The Undersigned has had substantial experience in business or investments in one or more of the following:

(i) knowledge of, and investment experience with, securities such as stocks and bonds;

(ii) ownership of interests in new ventures and/or start-up companies;

3. The Undersigned is capable of bearing the high degree of economic risks and burdens of this investment, including, but not limited to, the possibility of complete loss of all his/her investment capital and the lack of a liquid public market, such that he/she may not be able to readily liquidate the investment whenever desired or at the then current asking price of the Stock.

At no time was the Undersigned presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising otherwise than in connection and concurrently with this offer.

The Stock which the Undersigned hereby subscribes is being issued pursuant to an S-1 Registration Statement filed with the U.S. Securities and Exchange Commission which became effective on ________________.

The foregoing representations and warranties shall be true and accurate as of the date hereof and as of the date of any acceptance of this offer by the Company and shall survive the date of such acceptance by the Company.

ACCESS TO AND FURNISHING INFORMATION

The Company has provided the Undersigned with a copy of the prospectus filed with the U.S. Securities and Exchange Commission. The Undersigned hereby acknowledges that he/she has had an opportunity to review and understand the foregoing and has, if he/she deemed necessary, consulted with a legal and/or tax advisor.

REVOCATION

The Undersigned agrees that he/she shall not cancel, terminate or revoke this agreement or any provisions hereof or any agreement of the Undersigned made hereunder.


NOTICES

All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Undersigned or to the Company at their respective addresses set forth below.

GOVERNING LAW

This agreement and other transactions contemplated hereunder shall be construed in accordance with and governed by the laws of the State of Indiana.

ENTIRE AGREEMENT

This offer constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

IN WITNESS WHEREOF, the parties hereto have executed this offer as of the date and year set forth below.

DATED this ________ day of __________, 2008


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Signature


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Name (Please Print)


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Address

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City                   State      Zip Code

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Telephone

ACCEPTED BY:
Tsukuda-America, Inc.


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President                                                         Date